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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Community Bancorp:

        We consent to the use of our reports dated March 11, 2005 with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the proxy statement.

/s/ KPMG LLP

Los Angeles, California
September 2, 2005

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  Exhibit 23.2